UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 30, 2009

COMMERCE PLANET, INC.
(Exact Name of Small Business Issuer as Specified in Its Charter)

UTAH	333-34308	87-052057
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 South La Patera Lane, Suite 8 Goleta, California 93117
(Address of Principal Executive Offices)

(805) 964-9126
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective January 30, 2009, Commerce Planet, Inc. (the “Company”) amended its amended and restated articles of incorporation (the “Articles of Incorporation”) by filing an articles of amendment (the “Amendment”) with the Department of Commerce of the State of Utah for purposes of effectuating a one-for-twenty reverse split of the issued and outstanding shares of common stock of the Company.  Article III of the Articles of Incorporation was amended to include the following provision:

          “The Board of Directors is authorized, without further approval from the stockholders, to take all steps necessary to effect, or in its discretion not to effect, a reverse split of the common stock of the Corporation on the basis of a ratio of twenty pre-split shares for every one post-split share of common stock effective as of January 30, 2009 (the “Reverse Split”), and further that the Board of Directors be authorized to take all other actions necessary and appropriate to effect such Reverse Split, if so required.”

The foregoing is a summary of the Amendment.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment attached to this Current Report on Form 8-K in Exhibit 3.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

          Not applicable.

(b) Pro forma financial information.

          Not applicable.

(c) Shell company transactions.

          Not applicable.

(d) Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment to the Articles of Incorporation of Commerce Planet, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 30, 2009	COMMERCE PLANET, INC.

		By:	/s/ Tony Roth
		Name:	Tony Roth
		Title:	Chief Executive Officer